Exhibit 21

                    BF ENTERPRISES, INC. AND SUBSIDIARIES
                       SUBSIDIARIES OF THE REGISTRANT

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Name of Subsidiary                         State or Country of Incorporation
------------------                         ---------------------------------


BF Regent, LLC                                         Delaware

BF University Club Apartments, Inc.                    Delaware

Boothe Financial Corporation                           Delaware

Trout Creek Properties, LLC                            Delaware

Trout Creek Development, LLC                           Delaware

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